Exhibit 4.2

CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

THIS CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP (this “Guaranty”), dated as of this 16th day of December, 2011, is jointly and severally given by EACH OF THE UNDERSIGNED AND EACH OF THE OTHER PERSONS WHICH BECOME GUARANTORS HEREUNDER FROM TIME TO TIME (each a “Guarantor” and collectively the “Guarantors”) in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”) in connection with that Credit Agreement, dated as of December 16, 2011 by and among Bob Evans Farms, Inc., an Ohio corporation (the “Borrower”), the Administrative Agent, the Lenders now or hereafter party thereto (the “Lenders”) and the Guarantors now or hereafter party thereto (as amended, restated, modified, or supplemented from time to time hereafter, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.

1. Guarantied Obligations. To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Borrower under the Credit Agreement, each Guarantor hereby jointly and severally unconditionally, and irrevocably, guaranties to the Administrative Agent, each Lender and any provider of a Lender Provided Interest Rate Hedge or any provider of Other Lender Provided Financial Service Product; and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations (collectively the “Guarantied Obligations” and each as a “Guarantied Obligation”). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Administrative Agent or any of the Lenders (or any one or more assignees or transferees thereof permitted under the Credit Agreement) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person to the extent permitted under the terms of the Credit Agreement. In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.

2. Guaranty. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent and the Lenders or any one or more of them. All payments made hereunder shall be made by each Guarantor in immediately available funds in U.S. Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.

3. Obligations Absolute. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or the Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(b) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or renewals, extensions, refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

(c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) from any Guarantor under obligations other than the Guarantied Obligations to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security, if any, for any of the Guarantied Obligations. As used in this Guaranty, “direct or indirect security” for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, or any other Person in connection with any such proceeding;

(f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower or any other person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations; or

(g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only Payment in Full.

Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 8.2.9 [Subsidiaries] of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

4. Waivers, etc. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof excepting Payment in Full. Without limitation and to the fullest extent permitted by applicable Law, each Guarantor waives each of the following:

(a) All notices, disclosures and demand (other than notices required to be given under the Loan Documents) of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security, if any, for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;

(b) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security, if any, for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c) Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations, if any), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

5. Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon Payment in Full, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Lender or Administrative Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, the Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6. Subrogation. Each Guarantor waives and agrees it will not exercise any rights against the Borrower or any other Guarantor arising in connection with, or any collateral securing (if any), the Guarantied Obligations (including rights of subrogation, contribution, and the like) until Payment in Full. If any amount shall be paid to any Guarantor by or on behalf of the Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7. No Stay. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

8. Notices. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder and Assumption Agreement given under, the Credit Agreement and in the manner provided in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. The Administrative Agent and the Lenders may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Administrative Agent and the Lenders shall have no duty to verify the identity or authority of the Person giving such notice.

9. Counterparts; Electronic Signatures. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that a telecopy or email .pdf transmission to the Administrative Agent or any Lender of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

10. Setoff, Default Payments by Borrower. In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Administrative Agent and the Lenders, or any of them, shall have the right from time to time, without notice to any Guarantor (except as otherwise required by the Loan Documents), to set off against and apply to such due and payable amount any obligation of any nature of any Lender or the Administrative Agent, or any subsidiary or affiliate of any Lender or Administrative Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Administrative Agent or any Lender. Such right shall exist whether or not the Administrative Agent or the Lenders, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Administrative Agent and the Lenders, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security, if any, or right or remedy available to the Administrative Agent or any of the Lenders. The rights of the Administrative Agent and the Lenders under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker’s lien) which the Administrative Agent and the Lenders, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker’s lien of the Administrative Agent and the Lenders, or any of them. Each of the Guarantors hereby agrees that, to the fullest extent permitted by Law, any affiliate or subsidiary of the Administrative Agent or any of the Lenders and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Administrative Agent and the Lenders as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

11. Construction. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

12. Successors and Assigns. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent and the Lenders, or any of them, and their successors and permitted assigns under the Credit Agreement; provided, however, that, except in connection with a liquidation, dissolution, merger or consolidation permitted by Section 8.2.6 of the Credit Agreement, no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein without the consent of the Required Lenders, and any such purported assignment or transfer without such consent shall be null and void. Without limitation of the foregoing, the Administrative Agent and the Lenders, or any of them (and any permitted successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under this Guaranty, or any other Guarantied Obligations, in accordance with the terms of the Credit Agreement to any permitted assignee under the Credit Agreement and such Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such permitted assignee shall be vested with all the benefits in respect thereof granted to the Administrative Agent and the Lenders in this Guaranty or otherwise.

13. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Guaranty shall be governed by, construed, and enforced in accordance with, the internal Laws of the State of Ohio, without regard to conflict of laws principles.

(b) Certain Waivers. Each Guarantor hereby irrevocably:

(i) Submits to the nonexclusive jurisdiction of any Ohio state or federal court sitting in Cuyahoga County, in any action or proceeding arising out of or relating to this Agreement, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or, to the fullest extent permitted by applicable Law, federal court. Each Guarantor hereby waives to the fullest extent permitted by applicable Law the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or any political subdivision thereof) by suit on the judgment or in any other manner provided at law.

(ii) Waives any objection to the laying of venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of venue; and

(iii) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS GUARANTY, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

14. Severability; Modification to Conform to Law.

(a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b) Without limitation of the preceding subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Guarantor’s obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Guarantor’s aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Administrative Agent or any of the Lenders or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

(i) the fair consideration actually received by such Guarantor under the terms and as a result of the Loan Documents and the value of the benefits described in this Section 14(b) hereof, including (and to the extent not inconsistent with applicable federal and state Laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Loan Documents, or

(ii) the excess of (A) the amount of the fair value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (B) the amount of all liabilities of such Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state Laws governing the insolvency of debtors as in effect on the date hereof.

(c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be valid and enforceable to the fullest extent permissible under applicable Law, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by Law) were not a part of this Guaranty.

15. Additional Guarantors. At any time after the initial execution and delivery of this Guaranty to the Administrative Agent and the Lenders, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent and the Lenders a Guarantor Joinder pursuant to the Credit Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

16. Joint and Several Obligations. The obligations and additional liabilities of the Guarantors under this Guaranty are joint and several obligations of the Guarantors, and each Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several. Each Guarantor acknowledges and agrees that the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Administrative Agent and the Lenders to make the Loans, and that the Administrative Agent and the Lenders are relying on each specific waiver and all such waivers in entering into this Guaranty. The Administrative Agent and the Lenders, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Administrative Agent and the Lenders, or any of them, shall not be a defense to any action the Administrative Agent and the Lenders, or any of them, may elect to take against any Guarantor. Each of the Lenders and Administrative Agent hereby reserve all rights against each Guarantor.

17. Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a) Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct. Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

(b) Each Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with the Borrower and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

18. Miscellaneous.

(a) Generality of Certain Terms. As used in this Guaranty, the terms “hereof”, “herein” and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term “including”, as used herein, is not a term of limitation and means “including without limitation”.

(b) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent, the Lenders and the Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Administrative Agent or the Lenders, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Administrative Agent and the Lenders under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by Law, or otherwise.

(c) Telecommunications. Each Lender and Administrative Agent shall be entitled to rely on the authority of any individual making any telecopy, electronic or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

(d) Expenses; Indemnity. Each Guarantor unconditionally agrees to pay all reasonable out-of-pocket expenses, including reasonable attorney’s fees incurred by the Administrative Agent or any of the Lenders in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Lender and the Administrative Agent (each, an “Indemnitee”) for, and hold it harmless from and against, any and all losses, claims, damages, liabilities and related reasonable expenses (including reasonable disbursements and legal fees of outside counsel to such Indemnitee but specifically excluding all fees and time charges and disbursement for attorneys who may be employees of any Indemnitee) incurred by any Indemnitee:

(i) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof; and

(ii) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Guarantor or the Borrower; and

(iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by any Guarantor or any other Loan Party, and regardless of whether any Indemnitee is a party thereto;

provided, that, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (x) result from a claim brought by the Guarantor or any other Loan Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Guarantor or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(e) Prior Understandings. This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

(f) Survival. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Administrative Agent and the Lenders, or any of them, any extension of credit, or any other event or circumstance whatsoever other than Payment in Full.

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AGREEMENT OF GUARANTY AND SURETYSHIP]

IN WITNESS WHEREOF, the undersigned parties intending to be legally bound, have executed this Guaranty as of the date first above written.

BOB EVANS FARMS, INC., a Delaware corporation

By:
Name:
Title:

MIMI’S CAFÉ, LLC, a Delaware limited liability company

By:
Name:
Title:

Acknowledged and consented to:

BOB EVANS FARMS, INC., an Ohio corporation

By:
Name:
Title: